Exhibit 3.55

CERTIFICATE OF FORMATION

OF

METROPCS CALIFORNIA/FLORIDA, LLC

This Certificate of Formation is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1.      Name.      The name of the limited liability company is “MetroPCS California/Florida, LLC” (the “Company”).

2.      Registered Office; Registered Agent.  The address of the registered office of the Company required to be maintained by Section 18-104 of the Act is:

c/o Corporation Service Company

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

Corporation Service Company

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

3.      Effective Time.    This Certificate of Formation shall become effective on December 31, 2005.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation in Dallas, Texas on December 20, 2005.

/s/ Roger D. Linquist
Roger D. Linquist
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF FORMATION

OF

METROPCS CALIFORNIA/FLORIDA, LLC

This Certificate of Amendment to Certificate of Formation, dated March 24, 2006, has been duly executed and is filed pursuant to section 18-202 of the Delaware Limited Liability Company Act (the “Act”) to amend the certificate of formation (the “Certificate of Formation”) of MetroPCS California/Florida, LLC a Delaware limited liability company (the “Company”) under the Act.

1.        The name of the Company is MetroPCS California/Florida, LLC

2.        The Certificate of Formation is hereby amended so that Article I reads in its entirety as follows:

“1      The name of the limited liability company is MetroPCS California, LLC”

EXECUTED as of the date written first above.

By:	/s/ Roger D. Linquist
Roger D. Linquist
President and Chief Executive Officer